InnerWorkings Announces Date of 2018 Annual Meeting of Stockholders

CHICAGO, IL – June 28, 2018 – InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, announced today that the Company has rescheduled the date for its 2018 annual meeting of stockholders (the “Annual Meeting”).

The Annual Meeting will be held on Thursday, September 6, 2018. The Company had originally scheduled the Annual Meeting to occur on May 31, 2018. As previously disclosed, the Annual Meeting was postponed because the Company is in the process of restating its historical financial statements (the “Restatement”) and requires additional time to complete that process.

The Company intends to file an amendment to its definitive proxy statement for the Annual Meeting with the Securities and Exchange Commission to reflect, among other things, the rescheduled meeting date for the Annual Meeting and the new record date for the Annual Meeting. The Company will mail a new notice of Annual Meeting and proxy card to all stockholders entitled to vote as of the record date for the Annual Meeting.

Completion of the Restatement and the filing of an amendment to the Company’s 2017 Annual Report on Form 10-K are now expected to occur during the month of July 2018, at which time the Company will notify stockholders of the new date and time of its first quarter 2018 earnings release and conference call. Based on the Company’s current assessment of Restatement impacts, which remain subject to additional analysis, the Company now estimates the aggregate impact of the corrections on income before income taxes as follows:

•	For the year ended December 31, 2017, a decrease in income before income taxes of $4.5 - $5.5 million;

•	For the year ended December 31, 2016, a decrease in income before income taxes of $1.0 - $1.5 million; and

•	For the year ended December 31, 2015, no material impact on income before income taxes.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is headquartered in Chicago, IL and employs approximately 2,000 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, automotive, and transportation. For more information visit: www.inwk.com.

Additional Information and Where to Find It

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Company’s upcoming Annual Meeting. The Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2018 a definitive proxy statement and form of proxy card in connection with its solicitation of proxies from Company stockholders for the Annual Meeting. Company stockholders are strongly encouraged to read the definitive proxy statement (including any supplements or amendments thereto), the accompanying form of proxy card and any other relevant documents that the Company files with the SEC when they become available because they will contain important information. Detailed information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders are able to obtain the proxy statement, any supplements or amendments to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at http://www.sec.gov. Copies can also be obtained at no charge at the Investors section of the Company’s website at http://investor.inwk.com, by writing to InnerWorkings at Investor Relations, InnerWorkings, Inc., 600 West Chicago Avenue, Chicago, IL 60654, or by calling Bridget Freas, Vice President, Finance and Investor Relations, at (312) 589-5613.

Forward-Looking Statements

This release contains forward-looking statements under the federal securities laws. We can give no assurance regarding any of these statements. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.

Contact:
Bridget Freas
InnerWorkings, Inc.
312.589.5613
bfreas@inwk.com